Exhibit 10.4

FIFTH AMENDMENT TO AMENDED AND

RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT (“Agreement”), dated as of May 20, 2008, by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A. Borrower originally agreed to borrow a sum not to exceed Fifty Million Dollars ($50,000,000.00) (as the same has been and may be further amended from time to time, “Loan”) from Lender for the purpose of providing Borrower with funding for the acquisition and development of residential lots, the construction of existing and future residential home projects, and the issuance of letters of credit for the payment of costs incurred or associated with said projects. The terms and conditions of the Loan are more particularly set forth in that certain Amended and Restated Revolving Line of Credit Loan Agreement (Borrowing Base Loan) dated as of September 16, 2004, by and between Borrower and Lender (as the same has been and may be further amended from time to time, “Loan Agreement”). All capitalized terms not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

B. The Loan is evidenced by that certain Sixth Amended and Restated Construction Loan Promissory Note (Construction Revolving Line of Credit) dated as of December 28, 2007, given by Borrower to Lender (as the same has been and may be further amended from time to time, “Current Note”).

C. The Loan is secured by, among other things, the “Deed of Trust” (as defined in the Loan Agreement).

D. This Agreement, the Current Note and the other documents evidencing or relating to the Loan collectively shall be referred to as the “Loan Documents.”

E. Borrower has requested that Lender modify the Loan by, among other things, decreasing (i) the maximum amount of the Loan, (ii) the maximum “Commitment Amount” (as defined in the Loan Agreement), and (iii) the face amount of the Current Note, from Fifty Million Dollars ($50,000,000.00) to Thirty-Five Million Dollars ($35,000,000.00) (“New Commitment Amount”).

F. Lender is willing to consent to the modifications to the Loan Documents set forth herein, subject to the conditions set forth below. The date on which all conditions in this Agreement have been satisfied shall be referred to as the “Modification Closing Date.”

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The preamble, recitals and any exhibits hereto are hereby incorporated into this Agreement.

2. Decrease in the Loan Amount.

2.1 Decrease in the Maximum Commitment Amount. From and after the Modification Closing Date, the maximum amount of the Loan and the maximum Commitment Amount are hereby decreased from the current amount of Fifty Million Dollars ($50,000,000.00) to the New Commitment Amount of Thirty-Five Million Dollars ($35,000,000.00). All references in the Loan Documents to the maximum amount of the Loan and maximum Commitment Amount shall be revised to refer to the New Commitment Amount set forth herein.

2.2 Amendment to Definition of Commitment Amount. The definition of “Commitment Amount” set forth in the Loan Agreement shall be replaced with the following:

“Commitment Amount” means (a) during the Initial Line Term, the sum of Thirty-Five Million Dollars ($35,000,000.00), and (b) during the Reduction Period, beginning upon the last day of the first Calendar Quarter following the Initial Line Maturity Date, and on or prior to the last day of each Calendar Quarter thereafter during the Reduction Period, the Commitment Amount shall be reduced in the minimum amount of Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00) (each, “Reduced Commitment Amount”):

Date	Reduced Commitment Amount
Initial Line Maturity Date	$35,000,000.00
First Calendar Quarter	$26,250,000.00
Second Calendar Quarter	$17,500,000.00
Third Calendar Quarter	$8,750,000.00
Fourth Calendar Quarter	$0.00

2.3 Decrease in the Amount of the Current Note. As a result of the decrease in the amount of the Loan and the maximum Commitment Amount, the face amount of the Current Note shall be decreased from the current amount of Fifty Million Dollars ($50,000,000.00) to the New Commitment Amount of Thirty-Five Million Dollars ($35,000,000.00) (“New Note Amount”). All references in the Loan Documents to the face amount of the Current Note shall be revised to refer to the New Note Amount set forth herein.

2.4 Amendment and Restatement of the Current Note. Borrower shall execute and deliver to Lender a Seventh Amended and Restated Promissory Note of even date herewith (the Current Note, as amended by said document, shall hereafter be referred to as the “Note”) evidencing the decrease in the amount of the Loan and the maximum Commitment Amount as described herein. All references in the Loan Documents to the Current Note shall be revised to refer to the Note, as amended and restated.

3. Maximum Aggregate Loan Allocation(s). New Definitions. The definition of Maximum Aggregate Loan Allocation(s) in Section 1.1 of the Loan Agreement shall be replaced with the following:

“Maximum Aggregate Loan Allocation(s)” shall mean each and every one of the following:

(a) With respect to all Qualified Projects included in the Borrowing Base (collectively or individually “Geographic Concentration Limitation”):

(1) The aggregate Loan Allocations for all Lots and/or Homes for Qualified Projects (whether Advances have been made and/or have been committed but have not yet advanced) located in the State of Arizona shall not exceed the sum of Ten Million Five Hundred Thousand Dollars ($10,500,000.00); and/or

(2) The aggregate Loan Allocations for all Lots and/or Homes for Qualified Projects (whether Advances have been made and/or have been committed but have not yet advanced) located in the State of Nevada shall not exceed the sum of Ten Million Five Hundred Thousand Dollars ($10,500,000.00).

(b) With respect to all Lots to be included in the Borrowing Base, the aggregate Loan Allocations for all Entitled Land, Lots Under Development and Developed Lots for all Qualified Projects (whether Advances have been made and/or have been committed but have not yet advanced) shall not exceed the sum of Fourteen Million Dollars ($14,000,000.00) (“Lot Concentration Limitation”).

(c) With respect to all Spec Homes to be included in the Borrowing Base (“Spec Home Concentration Limitation”):

(1) For all Projects financed hereunder, the aggregate Loan Allocations for all Spec Homes for all Projects (whether Advances have been made and/or have been committed but have not yet advanced) shall not exceed the sum of Eight Million Four Hundred Thousand Dollars ($8,400,000.00); and/or

(2) For each and every Project financed hereunder, the total number of Spec Homes shall not exceed the greater of (A) eight (8), (B) four (4) months’ appraised absorption for the Project, or (C) four (4) months’ actual absorption for the subject Project, as determined by Lender from time to time based upon the actual prior six-month Home sales average for said Project.

4. Amendment to Letter of Credit Definitions in Loan Agreement. The definitions of Letter of Credit Line, LOC Maximum Commitment Amount, and LOC Total Commitment Amount in Section 1.1 of the Loan Agreement shall be replaced with the following:

“Letter of Credit Line” shall mean that certain line of credit to be provided under the Loan for the purposes set forth in Section 2.3 of this Agreement, which line of credit shall not exceed at any time the sum of Four Million Two Hundred Thousand Dollars ($4,200,000.00) (“LOC Total Commitment Amount”). The Letter of Credit Line shall be a revolving line of credit. Prior to the Maturity Date, the Letter of Credit Line may be drawn, repaid and drawn again through individual Advances in repetition, subject to the limitations herein, so long as:

(1) The sum of (a) the amounts outstanding on the Letter of Credit Line, and (b) the cumulative Letter of Credit Line amounts that are committed but not yet advanced on the Letter of Credit Line, never exceed the LOC Total Commitment Amount; and

(2) The sum of (a) the amounts outstanding on the Loan, and (b) the cumulative Loan amounts that are committed but not yet advanced on the Loan, never exceed the Commitment Amount; and

(3) No Event of Default has occurred and is continuing.

Upon the Maturity Date, if the Loan is not renewed as provided herein, the Letter of Credit Line shall be repaid during the Reduction Period as set forth herein.

“LOC Maximum Commitment Amount” shall mean the amount committed under each Letter of Credit, which sum shall not exceed the sum equal to (a) Four Million Two Hundred Thousand Dollars ($4,200,000.00), less (b) any committed portion of the Letter of Credit Line that Borrower has requested and Lender has approved in its discretion be available for disbursement under the Loan.

“LOC Total Commitment Amount” shall mean the sum of all amounts committed under any Letters of Credit issued hereunder plus all Letter of Credit Advances in the aggregate, which sum shall not exceed Four Million Two Hundred Thousand Dollars ($4,200,000.00).

5. Amendment to Definition of Maximum Allowed Advance for The Court Project.

5.1 From and after the Modification Closing Date, the definition of Maximum Allowed Advance in Section 1.1 of the Loan Agreement shall have the following meanings, solely with regard to the “Qualified Project” (as defined in the Loan Agreement) known as “The Court” or “360 @ South Bay” (“The Court Project”).

“Maximum Allowed Advance” shall have the following meanings:

•

Developed Lots: The sum of all Advances and Reserved Allocations committed but not disbursed for said Lots shall not exceed the lesser of (i) sixty percent (60%) of Total Project Costs, or (ii) sixty percent (60%) of the Bulk Finished Lot Value for said Lots, subject to Lender’s approval.

•

Spec Homes: The sum of all Advances and Reserved Allocations committed but not disbursed for said Homes shall not exceed the lesser of (i) sixty-five percent (65%) of Total Project Costs, or (ii) sixty-five percent (65%) of the Base Appraisal for said Homes, subject to Lender’s approval.

5.2 Solely with regard to The Court Project: (a) all model “Units” (as defined in the Loan Agreement), Units 225, 227, 229, and 230 (Building 66), located on Lot 9 of the Property, shall be classified as Spec Homes; and (b) all Undesignated Units, Units 226 and 228 (Building 66), located on Lot 9 of the Property, all Spec Units, Units 1 through 6, inclusive (Building 14), and Units 7 and 8 (Building 13), located on Lot 4 of the Property, and all finished “Lots” (as defined in the Loan Agreement), Units 9 through 12, inclusive (Building 13), Units 19 through 24, inclusive (Building 12), and Units 25 through 30, inclusive (Building 11), located on Lot 4 of the Property, shall be classified as Developed Lots.

5.3 Notwithstanding the foregoing, upon Lender’s receipt, review and approval of an updated “Appraisal” (as defined in the Loan Agreement) for The Court Project, the amendments to the definition of Maximum Allowed Advance set forth in Section 5.1 above shall not be applicable, the current definition of Maximum Allowed Advances shall be utilized, and the Maximum Allowed Advances shall be reduced in two and one-half percent (2.5%) increments, with full removal of The Court Project from the “Borrowing Base” (as defined in the Loan Agreement) on or before June 30, 2009. Accordingly, upon Lender’s receipt, review and approval of an updated Appraisal for The Court Project, the sum of all Advances and Reserved Allocations committed but not disbursed for the Developed Lots and Spec Homes, respectively, shall not exceed the amounts set forth in, and shall be subject to, the following schedule:

Date	LTV for Developed Lots	LTV for Spec Homes
Upon Lender’s receipt of updated Appraisal	70.0%	75.0%
9/30/08	67.5%	72.5%
12/31/08	65.0%	70.0%
3/31/09	62.5%	67.5%
6/30/09	0%	0%

The definition of Maximum Allowed Advance with regard to any other “Project” (as defined in the Loan Agreement) or Qualified Project, other than The Court Project, shall not be modified or changed in any way.

6. Amendment to Deed of Trust. Each Deed of Trust shall be amended to secure the obligations under the Note and the other Loan Documents, as amended herein.

7. Conditions Precedent. In no event shall Lender have any obligation to close this transaction unless and until all of the following conditions are satisfied:

7.1 No Defaults. There shall be no: (a) uncured, material default hereunder or under the Loan Documents; (b) continuing representation, covenant or warranty hereunder or under the Loan Documents that is false or misleading in any manner; and (c) event currently existing which, with the passage of time, will result in a material default or the falsity of any continuing representation, covenant or warranty hereunder or under the Loan Documents.

7.2 No Financial Change. There has been no material adverse change in Borrower’s, financial condition since the closing of the Loan.

7.3 Payment Of Lender’s Costs. Borrower shall pay all of Lender’s costs and expenses incurred in connection with the documentation and closing of the modifications to the Loan Documents described herein, including without limitation all attorneys’ fees and other closing fees and costs.

7.4 Additional Documents. Lender shall have received all additional documents executed by Borrower, as required by Lender in connection with this Agreement, including, without limitation, the Note and all Recorded Amendments.

8. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

8.1 No Default. No default or event of default under any of the Loan Documents has occurred that remains uncured, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default under any of the Loan Documents.

8.2 Representations and Warranties. As of the date hereof, all of the warranties and representations contained in all of the Loan Documents remain true, correct, complete and accurate.

8.3 No Claims or Defenses. As of the date hereof, neither Borrower nor its managing member has any claims against Lender nor defenses to the enforcement of any of the Loan Documents in accordance with their respective terms, as amended by this Agreement.

8.4 Financial Covenants. Borrower acknowledges and agrees that the financial covenants contained in the Loan Documents are in full force and effect and shall be monitored by Lender based on the financial reports to be provided under the Loan Agreement.

8.5 Satisfaction of Conditions. All of the conditions precedent set forth above have been fully satisfied.

9. Further Assurances. Borrower agrees to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Lender deems necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Lender’s rights under this Agreement and the other Loan Documents.

10. Integration. All rights, remedies, powers and interest provided for Lender herein are in addition to the rights, remedies, powers and interests provided for Lender in the Loan Documents, the terms and provisions of which are incorporated herein by this reference and made a part hereof. If and to the extent any term or provision hereof is inconsistent with any term or provision of the Loan Documents, the term or provision of this Agreement shall prevail.

11. Entire Agreement; Amendments. This Agreement and the other Loan Documents contain the entire agreement between Borrower and Lender with respect to the Loan Documents, and all prior negotiations, commitments, understandings and agreements are superseded by this Agreement and the Loan Documents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement, any Loan Document, or any other agreement executed in connection with any of the foregoing shall be effective unless in writing and signed by Lender and Borrower, and then only in the specific instance and for the specific purpose given.

12. Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to its conflict of laws principles.

13. Section Headings. The section headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

14. Attorneys’ Fees. If any action or other proceeding is brought to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and expenses.

15. Binding Effect. This Agreement and the other Loan Documents shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns, or heirs and personal representatives, as applicable, subject to any provision of the Loan Documents restricting transfers of the Property.

16. Severability of Provisions. No provision of this Agreement or any other Loan Document that is held to be inoperative, unenforceable and invalid shall affect the remaining provisions, and this and all provisions of this Agreement and the Loan Documents are hereby declared to be severable.

17. Miscellaneous. No reference to this Agreement is necessary in any instrument or document at any time referring to the Loan Documents. A reference to the Loan Documents shall be deemed a reference to such document as modified hereby.

18. No Commitment. The furnishing of this Agreement and other modification documents shall in no way be construed as a commitment by Lender to modify, amend, extend or otherwise alter the Loan Documents. Lender shall be under no obligation to close the transaction evidenced by this Agreement unless this Agreement and all related documents are returned to Lender fully executed by Borrower, and unless this Agreement is actually executed by Lender and delivered to Borrower.

19. No Other Amendments. Except as expressly amended herein, the Loan Agreement, and all of the other Loan Documents remain unmodified and in full force and effect.

20. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by Borrower and Lender as of the date first above written.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	President

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Senior Vice President

LENDER:

CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ James A. Lehmkuhl
Name:	James A. Lehmkuhl
Its:	Vice President